FORM OF DISTRIBUTION AGREEMENT
                                     between
                                 The Simms Funds
                                       and
                        T.O. Richardson Securities, Inc.


         THIS AGREEMENT is made as of December 1, 1998 between The Simms Funds (the "Trust"), a Delaware business trust, and T.O. Richardson Securities, Inc. ("T.O.R.") a corporation organized and existing under the laws of the State of Connecticut.

         WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended (the "Securities Act"), and has qualified its shares for sale to the public under various state securities laws; and

         WHEREAS the Trust desires to retain T.O.R. as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

         WHEREAS this Agreement has been approved by a vote of the Trust's board of trustees ("Board") and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

         WHEREAS T.O.R. is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints T.O.R. as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares and redemption of Shares on behalf of the Trust, subject to the terms and for the period set forth in this Agreement. T.O.R. hereby accepts such appointment and agrees to act hereunder. The Trust understands that any solicitation activities conducted on behalf of the Trust will be conducted primarily, if not exclusively, by employees of the Trust's sponsor who shall become registered representatives of T.O.R.

         2.       Services and Duties of T.O.R.

                  (a) T.O.R. agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Trust and upon the terms described in the Registration Statement. As used in this Agreement,
the  term   "Registration   Statement"   shall  mean  the  currently   effective
registration statement of the Trust, and any supplements thereto, under the Securities Act and the 1940 Act.

                  (b) T.O.R. will hold itself available to receive purchase and redemption orders satisfactory to T.O.R. for shares and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

                  (c) T.O.R. with the operational assistance of the Trust's transfer agent, shall make Shares available through the National Securities Clearing Corporation's Fund/SERV System.

                  (d) T.O.R. shall provide to investors and potential investors only such information regarding the Trust as the Trust shall provide or approve. T.O.R. shall review and file all proposed advertisements and sales literature with appropriate regulators and consult with the Trust regarding any comments provided by regulators with respect to such materials.

                  (e) The  offering  price  of the  Shares  shall  be the  price determined in accordance with, and in the manner set forth in, the most-current Prospectus. The Trust shall make available to T.O.R. a statement of each computation of net asset value and the details of entering into such computation.

                  (f) T.O.R. at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by T.O.R. shall be at the price determined in accordance with, and in the manner set forth in, the most current Prospectus. At the end of each business day, T.O.R. shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by T.O.R. since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to T.O.R. T.O.R. further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of shares.

                  (g) T.O.R. shall not be obligated to sell any certain number of Shares.

                  (h) T.O.R. shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

         3. Duties of the Trust.

                  (a) The Trust shall keep T.O.R. fully informed of its affairs and shall provide to T.O.R. from time to time copies of all information, financial statements, and other papers that T.O.R. may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as T.O.R. may request, and the Trust shall fully cooperate in the efforts of T.O.R. to sell and arrange for the sale of Shares.

                  (b)  The  Trust   shall   maintain   a   currently   effective
Registration Statement on Form N-1A with the Securities and Exchange Commission (the "SEC"), maintain qualification


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

with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Trust shall notify T.O.R. in writing of the states in which the Shares may be sold and shall notify T.O.R. in writing of any changes to such information. The Trust shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Trust's communication with persons who are shareholders.

                  (c) The Trust shall not use any advertisements or other sales materials that have not been (i) submitted to T.O.R. for its review and approval, and (ii) filed with the appropriate regulators.

                  (d) The Trust represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to T.O.R. and the services it provides that are based upon written information furnished by T.O.R. expressly for inclusion therein) of the Trust shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to T.O.R. pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

         4. Other Broker-Dealers. T.O.R. in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Trust. In making agreements with such dealers, T.O.R. shall act only as principal and not as agent for the Trust. The form of any such dealer agreement shall be mutually agreed upon and approved by the Trust and T.O.R.

         5. Withdrawal of Offering. The Trust reserves the right at any time to withdraw all offerings of any or all Shares by written notice to T.O.R. at its principal office. No Shares shall be offered by either T.O.R. or the Trust under any provisions of this agreement and no orders for the purchase of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the Securities Act is not on file with the SEC.

         6. Services Not Exclusive. The services furnished by T.O.R. hereunder are not to be deemed exclusive. T.O.R. shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust reserves the right to (i) sell Shares to investors on applications received and accepted by the Trust; (ii) issue Shares in connection with a merger, consolidation, or recapitalization of the Trust; or (iii) issue additional Shares to holders of Shares.

         7. Expenses of the Trust. The Trust shall bear all costs and expenses of registering the Shares with the SEC and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Trust including, but not limited to, (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing, and printing of Registration Statements and/or Prospectuses or SAIs; (iii) the preparation and mailing of annual and interim reports, Prospectuses, SAIs, and proxy materials to shareholders; (iv) such


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

other expenses related to the communications with persons who are shareholders of the Trust; and (v) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Trust pursuant to the Paragraph 3(b) hereof, and the costs and expenses payable to each jurisdiction for continuing qualification therein. In addition, the Trust shall bear all costs of preparing, printing, mailing, and filing any advertisements and sales literature. T.O.R. does not assume responsibility for any expenses not assumed hereunder.

         8. Compensation. As compensation for the services performed and the expenses assumed by T.O.R. under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Trust shall pay T.O.R., as promptly as possible after the last day of each month, any fees that may become payable to T.O.R. pursuant to the Distribution Plan and any retention of sales loads that may become payable to T.O.R. See Schedule B for T.O.R.'s fee schedule. The Trust's obligation for payment of fees under this Agreement are limited to the aggregate amount of dealer retention and fees payable under a distribution plan established pursuant to Rule 12b-1 under the 1940 Act.

         9. Share Certificates. The Trust shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through T.O.R., the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as T.O.R. shall from time to time direct.

         10. Status of T.O.R. T.O.R. is an independent contractor and shall be agent of the Trust only with respect to the sale and redemption of Shares.

         11.      Indemnification.

                  (a) The Trust agrees to  indemnify,  defend,  and hold T.O.R., its officers and directors, and any person who controls T.O.R. within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, or liabilities, and expenses (including the cost of investigating or defending such claims, demands, liabilities, and any counsel fees incurred in connection therewith) that T.O.R., its officers and directors, or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of based upon any (i) alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI, or sales literature; (ii) alleged omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading; or (iii) failure by the Trust to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect T.O.R. against any liability to the Trust or its shareholders to which T.O.R. would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

                  (b) The Trust shall not be liable to T.O.R. under this Agreement with respect to any claim made against T.O.R. or any person indemnified unless T.O.R. or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon T.O.R. or such other person (or after T.O.R. or other person shall have received


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

notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to T.O.R. or any person against whom such action is brought otherwise than on account of this Agreement.

                  (c) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to promptly notify T.O.R. of the commencement of any litigation or proceedings against it or any of its officers and directors in connection with the issuance or sale of any of its Shares.

                  (d) T.O.R. agrees to indemnify, defend, and hold the Trust, its officers and directors, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities, and any counsel fees incurred in connection therewith) that the Trust, its directors and officers, or any such controlling person may incur under the Securities Act, or under common law or otherwise, resulting from T.O.R.'s willful misfeasance, bad faith, or gross negligence in the performance of its obligations and duties under this Agreement, or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by T.O.R. to the Trust for use in the Registration Statement, Prospectus, or SAI arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in either thereof or necessary to make such information not misleading.

                  (e) T.O.R. shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if T.O.R. elects to assume the defense, the defense shall be conducted by counsel chosen by T.O.R. and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that T.O.R. elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If T.O.R. does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         12.      Duration and Termination.

                  (a) This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this


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

Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Trust's Board who are neither interested persons (as defined in the 1940 Act) of the Trust ("Independent Trustees ") or T.O.R. cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Trust.

                  (b) Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Trust on sixty days' written notice to T.O.R. or by T.O.R. at any time, without the payment of any penalty, on sixty days' written notice to the Trust. This Agreement will automatically terminate in the event of its assignment.

         13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Trust; provided, that in either case, such amendment also shall be approved by a majority of the Independent Trustees.

         14. Limitation of Liability. The Board and shareholders of the Trust shall not be personally liable for obligations of the Trust in connection with any matter arising from or in connection with this Agreement. If the Trust is a Delaware business trust, this Agreement is not binding upon any trustees, officer, or shareholder of the Trust individually, and no such person shall be individually liable with respect to any action or inaction resulting from this Agreement.

         15. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

         17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Connecticut and the 1940 Act (without regard, however, to the conflicts of law principles). To the extent that the applicable laws of the state of Connecticut conflict with the applicable provisions of the 1940 Act, the latter shall control.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

         The Simms Funds                    T.O. Richardson Securities, Inc.


         By__________________________     By: ____________________________


         Print______________________      Print___________________________

         Title_______________________     Title___________________________

         Date_______________________      Date____________________________

         Attest______________________     Attest__________________________

                                   AMENDMENT A

The Simms Funds (the "Trust") and T.O. Richardson Securities, Inc. ("T.O.R.S.") further agree that the Trust has entered into the Fund Administrative Services Agreement, Fund Accounting Services Agreement, Transfer Agent Agreement, Custodian Agreement, and Fulfillment Services Agreement with Firstar Mutual Fund Services, LLC of Milwaukee, Wisconsin ("FMFS"), or an affiliate, copies of which are in the hands of the parties hereto and to which reference may be had (which agreements are herein collectively referred to as the "Trust Operating Agreements.") During the term of this Agreement, the Trust agrees to maintain the Trust Operating Agreements (or other similar agreements with comparable service providers) in effect during the term of this Agreement. The parties hereto agree that T.O.R.S. is a third party beneficiary to the Trust Operating Agreements and that substantial portions of the duties and services to be provided by T.O.R.S. hereunder are to be performed by FMFS for T.O.R.S.'s and the Trust's benefit. The Trust shall be responsible for all amounts due under the Trust Operating Agreements and T.O.R.S. shall not be responsible for duplication of duties or services provided for in the Trust Operating Agreements or any fees or expenses thereunder.

The Simms Funds                             T.O. Richardson Securities, Inc.
Sign:   _________________________           Sign: ___________________________
Print:  _________________________           Print: __________________________
Title:  _________________________           Title: __________________________
Date:   _________________________           Date: ___________________________
Attest: _________________________           Attest: _________________________

                                   SCHEDULE A
                                     to the
                             DISTRIBUTION AGREEMENT
                                     between
                                 The Simms Funds
                                       and
                        T.O. Richardson Securities, Inc.

         Pursuant to Section 1 of the Distribution Agreement between The Simms Funds (the "Trust") and T.O. Richardson Securities, Inc. ("T.O.R."), the Trust hereby appoints T.O.R. as its agent to be the principal underwriter of Trust with respect to its following series:

     1.   U.S. Equity Fund, Class A and Class Y Shares

     2.   International Equity Fund, Class A and Class Y Shares

     3.   Global Equity Fund, Class A and Class Y Shares

Dated:  December 1, 1998

                                   Schedule B

                              Mutual Fund Services

                          Nominal Distribution Services

                                  Fee Schedule

The greater of the annual minimum of $7,500 for the initial share class of the first Fund of the Trust and $4,000 per year per the initial share class of each additional Fund and $1,500 per year per each additional share class of each Fund, or 0.01% of the average daily net assets of each Fund, computed daily and paid monthly;

Licensing of Investment Advisor's Staff
Annual fee of $450 per series 7 registered representative ("registered rep"); for compliance related costs. Compliance related costs for other licenses may vary.

Advertising Legal Review and NASD Filing
$150 per job for the first ten pages of an advertisement and $20 per page thereafter. NASD filing fees will be billed on an out-of-pocket basis. (Pass through costs may change upon notice).

National Securities Clearing Corporation
Mutual Fund Services Fee Schedule (Pass through costs may change upon notice). Refer to attached NSCC fee schedule

Services include:

o    Providing access to Fund/Serv as an NSCC member
o    Filing marketing material with the NASD
o    Providing principal review of marketing materials
o    Execution broker dealer selling agreements
o    Underwriting mutual fund shares

Plus out-of-pocked expenses, including but not limited to:

o    Travel Expenses
o    All associated NASD fees for Registered Representatives securities licenses
o    Review and filing of NASD advertising material
o    Retention of records

The Trust's obligations for payment of fees under this Agreement are limited to the aggregate amount of dealer retention and fees payable under a distribution plan established pursuant to Rule 12b-1 under the 1940 Act.